MACKAY SHIELDS LLC

                                 CODE OF ETHICS

All recipients of the Code should read it carefully, retain it for future reference and abide by its requirements. Should you have a question as to your status under the Code, contact the Legal/Compliance Department immediately.

Amended and Restated November 4, 2009


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                               TABLE OF CONTENTS
                               -----------------

STATEMENT OF GENERAL FIDUCIARY PRINCIPLES
        General Statement   ...................................................4
        Principles and Standards of Business Conduct   ........................4
        Conflicts of Interest   ...............................................5
        Outside Corporate Board Membership   ..................................5
        "Other" Outside Activities   ..........................................5
        Outside Activities Relating to the Company   ..........................6
        Conflicts of Interest Questionnaire   .................................6
        Gifts and Entertainment   .............................................6
        Insider Trading; Information Barrier ..................................7
        Confidentiality of Client Information   ...............................7
        Excessive Trading   ...................................................7
        Standards of Conduct for Chartered Financial Analysts   ...............8

DEFINITIONS
        Access Person   .......................................................8
        Affiliate   ...........................................................8
        Affiliated Fund   .....................................................8
        Automatic Investment Plan   ...........................................8
        Beneficial Ownership   ................................................8
        Cashless Exercise   ...................................................9
        Chief Compliance Officer   ............................................9
        Client   ..............................................................9
        Code   ................................................................9
        Covered Security   ....................................................9
        Discretionary Managed Account   .......................................9
        Dividend Reinvestment Plan   ..........................................9
        Employee   ............................................................9
        Employee Stock Option Plan   .........................................10
        Employee Stock Purchase Plan (or ESPP) ...............................10
        Employment Date   ....................................................10
        Excepted Securities   ................................................10
        Exchange Traded Fund (or ETF)  .......................................10
        Federal Securities Laws   ............................................10
        529 Plans   ..........................................................10
        Front Running   ......................................................10
        Immediate Family   ...................................................10
        Initial Public Offering   ............................................11
        Insider Trading   ....................................................11
        Investment Company Act   .............................................11
        Investment Club   ....................................................11
        Legal/Compliance   ...................................................11
        Pending Buy or Sell Order   ..........................................11


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        Private Placement   ..................................................11
        Registered Principal or Registered Representative   ..................11
        Related Policies   ...................................................11
        Restricted List   ....................................................11
        Scalping   ...........................................................11
        Supervised Person   ..................................................11
        Watch List   .........................................................12

PERSONAL INVESTMENT ACTIVITIES - RESTRICTIONS AND MONITORING PROCEDURES
        Preclearance of Trades   .............................................12
        Exceptions to Trade Preclearance Requirements   ......................12
        Restricted and Watch Lists   .........................................13
        Front Running and Scalping   .........................................13
        Maximum Trades and Trade Requests per Quarter   ......................13
        Trading/Black-Out Periods   ..........................................13
        Considerations and Exceptions to Trading/Black-Out Period  ...........14
        Use of Brokerage for Personal or Family Benefit   ....................14
        Initial Public Offerings   ...........................................15
        Private Placements   .................................................15
        Short-Term Trading/Sixty Day Holding Period   ........................15
        Other Exceptions   ...................................................15
        Affiliated Fund Shares   .............................................16
        Preclearance of Accounts   ...........................................16

RECORDKEEPING AND REPORTING
        Privacy Statement   ..................................................17
        Initial Holdings and Account Reports   ...............................17
        Quarterly Transactions and Account Reports   .........................18
        Annual Reporting   ...................................................18
        Electronic Reporting and Certifications    ...........................18
        Duplicate Confirmations   ............................................19
        Reporting of Code Violations   .......................................19
        Recordkeeping   ......................................................19

ADMINISTRATION
        Mutual Fund Code of Ethics   .........................................19
        Sanctions ............................................................20
        Monitoring and Review   ..............................................20
        Acknowledgement and Training   .......................................21
        Exceptions   .........................................................21

EXHIBITS


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1. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES AND STANDARDS OF BUSINESS CONDUCT

1.1      GENERAL STATEMENT

This Code of Ethics has been issued by MacKay Shields LLC ("MacKay"or the "Company") in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees. It is also intended to ensure that all Employees comply with Federal Securities Laws. The Code provides each Employee with specific guidance concerning personal security investments and the responsibilities associated with that activity.

MacKay requires that all Employees observe the applicable standards of duty and care set forth herein. An Employee may not evade the provisions of the Code by acting through another person, including a friend, relative or other, to act in a manner that is prohibited.

MacKay believes that mutual funds, including those we manage provide a broad range of investment options to meet employee investment needs. We encourage Employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our Clients.

MacKay is entrusted with the assets of our Clients for investment purposes. This fiduciary relationship requires our personnel to place the interests of our Clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general overriding principle as well as comply with the Code's specific provisions. This is how we earn and keep our Clients' trust.

As a fundamental requirement, MacKay demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

1.2 PRINCIPLES AND STANDARDS OF BUSINESS CONDUCT

The following general fiduciary standards and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

      -     The interests of Clients must be placed first at all times;

      - All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

      - Employees should not take inappropriate advantage of their positions; and

      -     Employees must comply with applicable Federal Securities Laws.

It shall be a violation of this Code and its procedures, for any Employee of the Company, in connection with the purchase or sale, directly or indirectly, of any


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security or other investment held or to be acquired by any client including a registered investment company or other entity (collectively a "Client"):

      -     to employ any device, scheme or artifice to defraud any Client;

      - to make to the Client any untrue statement of a material fact, or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      - to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or - to engage in any manipulative practice with respect to the Client.

It shall also be a violation of this Code and its procedures, for any Employee of the Company to engage in any manipulative practice with respect to securities or any other investments, including, without limitation, price manipulation and the spreading, misuse or malicious use of false rumors.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Employees from liability for personal trading or other conduct that violates a fiduciary duty to Clients.

1.3   CONFLICTS OF INTEREST

As part of this ongoing responsibility, each Employee has the duty to disclose to MacKay any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with MacKay or its Affiliates and that does business with MacKay or that otherwise presents a possible conflict of interest as described herein. Disclosure should be timely so that MacKay may take action concerning any possible conflict, as it deems appropriate. It is recognized, however, that MacKay has or may have business relationships with many organizations and that a relatively small interest in securities of an organization does not necessarily give rise to a prohibited conflict of interest.

1.4   OUTSIDE CORPORATE BOARD MEMBERSHIP

Except as described in Section 1.6 hereof, it is considered generally incompatible with the duties of an Employee of MacKay for that Employee to assume the position of director of a corporation not affiliated with the Company. A request should be made by an Employee to the CCO and the Employee's supervisor if the Employee seeks to accept any invitation to serve as a director of a corporation that is not an Affiliate and the person must receive the approval of his or her supervisor and the CCO, General Counsel or Deputy General Counsel prior to accepting any such directorship. For Employees that are Registered Representatives, approval by MacKay's designated Registered Principal and notification of NYLIFE Distributors LLC is also required. In the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company's Restricted List.

1.5   "OTHER" OUTSIDE ACTIVITIES


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Except as described in Section 1.6 herein, it is considered generally incompatible with the duties of an Employee of MacKay to act as an officer, director, general partner, consultant, agent, representative or employee of any other business or entity (including, without limitation, a non-profit, educational or religious institution), other than an Affiliate. A request should be made by an Employee to the CCO and the Employee's supervisor if the Employee seeks to accept any invitation to serve as an officer, director, general partner, consultant, agent, representative or employee of any business or entity that is not an Affiliate and the person must receive the approval of his or her supervisor and the CCO, General Counsel or Deputy General Counsel prior to accepting any such position. For Employees that are Registered Representatives, approval by MacKay's designated Registered Principal and notification of NYLIFE Distributors LLC is also required. In the event that approval is given, the CCO shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

1.6 OUTSIDE ACTIVITIES RELATING TO THE COMPANY

Employees who, in the regular course of their duties relating to the Company's investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a company may do so with the prior written approval of their department head and the CCO. Recognizing that such positions with public companies may interfere with the Company's advisory activities, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.

1.7 CONFLICTS OF INTEREST QUESTIONNAIRE

Initially and annually thereafter, a Questionnaire in substantially the form attached as EXHIBIT A hereto, shall be distributed to each Employee for completion and filing with the CCO or his or her designee. Each Employee shall promptly supplement the annual questionnaire as necessary to reflect any material changes between annual filings. In addition, on a quarterly basis, each employee shall file with the CCO or his or her designee the names and affiliations of Immediate Family members who either reside with, or are financially dependent upon, or whose investments are controlled by, the Employee, who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MacKay personnel in the discharge of their duties. Such report shall be in the form of EXHIBIT B.

1.8      GIFTS AND ENTERTAINMENT

Employees are subject to the MacKay Shields LLC Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts or entertainment to or from third parties that do business with MacKay, its Affiliates, or its Clients. Pursuant to the Gift & Entertainment Policy, employees may not engage in gift or entertainment activity that would be impermissible under the U.S. Foreign Corrupt Practices Act or any commercial bribery statutes or laws. Employees who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the Financial Industry Regulatory Authority (FINRA). Employees are required to make current and quarterly reports


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under this Policy and annually, as part of their Code of Ethics certification, must acknowledge that they have read this Policy and have complied with its terms.

1.9 INSIDER TRADING; INFORMATION BARRIER

Employees may not trade on inside information (i.e., material non-public information Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g., disclosure in the news media or company filings.) or communicate such information to others. An Employee who believes that he or she is in possession of inside information should contact the General Counsel or CCO immediately. In addition, employees are required to observe the restrictions on the communication of investment-related information within the New York Life enterprise. Please refer to the MacKay Shields LLC Insider Trading Policy and Procedures, the MacKay Shields LLC Information Barrier Policy and Procedures and MacKay's Restricted List Policy and Watch List Policies and Procedures for specific guidelines governing inside information and information barriers. Annually, as part of their Code of Ethics certification, all Employees must acknowledge that they have read these Policies and have complied with their terms.

1.10 CONFIDENTIALITY OF CLIENT INFORMATION

MacKay has developed an Information Security and Privacy Policy, which is designed to: (1) ensure the security and confidentiality of Client records and information; (2) protect against any anticipated threats or hazards to the security or integrity of Client records and information; and (3) protect against unauthorized access to or use of Client records or information that could result in substantial harm or inconvenience to any Client.

It is MacKay's policy to protect the confidentiality of holdings of mutual funds for which the Company serves as investment adviser or sub-advisor and to prevent the selective disclosure of non-public information concerning such mutual funds. All portfolio information regarding such mutual funds is subject to the Policy on Selective Disclosure of Mutual Fund Portfolio Holdings. Annually, as part of their Code of Ethics certification, all Employees must acknowledge that they have read this Policy and have complied with its terms. Please refer to the Policy for specific guidelines governing portfolio holdings information.

1.11 EXCESSIVE TRADING

Employees are prohibited from short-term trading or excessive trading of Affiliated Funds, other than those that permit such trading, and must comply with any trading restrictions established by the Company to prevent market timing of these funds. Please refer to Section 3.13 for specific guidelines governing Affiliated Funds.


_____________________
1 Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g., disclosure in the news media or company filings.


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1.12 STANDARDS OF CONDUCT FOR CHARTERED FINANCIAL ANALYSTS

In addition to this Code, MacKay requires that its Employees who are chartered financial analysts comply with the provisions of the CFA Institute's Code of Ethics and Standards of Professional Conduct applicable to chartered financial analysts.

2.    DEFINITIONS

"ACCESS PERSON" - has the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Investment Advisers Act of 1940 and shall include any Supervised Person of MacKay who has access to non-public information regarding any Clients' purchase or sale of securities, or information regarding the portfolio holdings of any Affiliated Fund, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public.

"AFFILIATE" - any person directly or indirectly controlling, controlled by or under common control with such other group.

"AFFILIATED FUND" - (i) any registered investment company and series of such company or portion thereof for which MacKay is the investment manager, investment adviser or sub-advisor; or (ii) any registered investment company whose investment adviser or principal underwriter controls MacKay, is controlled by MacKay or is under common control with MacKay. For purposes of this definition, "control" has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

"AUTOMATIC INVESTMENT PLAN" - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans ("DRIPs") and Employee Stock Purchase Plans ("ESPPs"), but does not include a 401k plan.

"BENEFICIAL OWNERSHIP" - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person's Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke;
(ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she


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uses as a personal trading medium; (vi) by a holding company that he or she controls; or (vii) by an Investment Club of which he or she is a member.

"CASHLESS EXERCISE" - transactions executed when exercising employee stock options. Essentially, the money is borrowed to exercise the option to purchase shares, the option is exercised and simultaneously the shares are sold to pay for the purchase, taxes, and broker commissions.


"CHIEF COMPLIANCE OFFICER" OR "CCO" - the Company's Chief Compliance Officer.

"CLIENT" - any client of the Company, including a registered investment company (mutual fund) or other person or entity.

"CODE" - this Code of Ethics.

"COVERED SECURITY" - any note, stock, treasury stock, security future, bond, municipal bond (including municipal auction rate securities ("ARS") with short-term (e.g., 7 day) coupon resets and closed-end municipal auction rate "Preferred" shares), debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For these purposes, the purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security. A security held or to be acquired includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

"DISCRETIONARY MANAGED ACCOUNT" - an account managed on a discretionary basis by a person other than such Employee over which an Employee certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein; provided, however, that direct or indirect influence or control of such account is held by a person or entity not associated with MacKay or an Affiliate and not a relative of such Employee.

"DIVIDEND REINVESTMENT PLAN (OR DRIP)" - a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and are allowed to reinvest their cash dividends by purchasing additional shares or fractional shares.

"EMPLOYEE" - any person employed by MacKay. Temporary employees and outside consultants who in connection with their regular functions or duties obtain


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information regarding the purchase or sale of securities in portfolios managed by MacKay may be subject to this Code, as determined by Legal/Compliance.

"EMPLOYEE STOCK OPTION PLAN"- contracts between a company and its employees that give employees the right to buy a specific number of the company's shares at a fixed price within a certain period of time.

"EMPLOYEE STOCK PURCHASE PLAN (OR ESPP)" - an organized plan for employees to buy shares of their company's stock.

"EMPLOYMENT DATE" - the date on which the Employee commenced working for the Company.

"EXCEPTED SECURITIES" - securities not covered by this Code include the following:

    -   direct obligations of the U.S. Government;
    -   bankers' acceptances;
    -   bank certificates of deposit;
    -   commercial paper;
    - high quality short-term debt instruments, including repurchase agreements;
    -   shares issued by open-end mutual funds that are not Affiliated Funds;
        and
    -   interests in 529 Plans.

"EXCHANGE TRADED FUND (OR ETF)" - represents shares of ownership in either fund, unit investment trust, or depository receipts that hold portfolios of common stocks that are included in a selected index, either broad market, sector or international. ETFs trade throughout the day on an exchange.

"FEDERAL SECURITIES LAWS" - the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

"529 PLANS" - qualified state college tuition programs.

"FRONT RUNNING" - the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a Client's transaction in the underlying security by or on behalf of the Client.

"IMMEDIATE FAMILY" - any of the following relatives sharing the same household as the Employee: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, including "significant others."


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"INITIAL PUBLIC OFFERING" - an offering of securities registered under the
Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

"INSIDER TRADING" - the purchase or sale of securities of a company while in possession of material, non-public information or communicating such information to others.

"INVESTMENT COMPANY ACT" - the Investment Company Act of 1940, as amended.

"INVESTMENT CLUB" - a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

"LEGAL/COMPLIANCE" - MacKay's Legal/Compliance Department

"PENDING BUY OR SELL ORDER" - both an order placed with a broker to buy or sell a security for a Client account and an internal decision by an Employee to buy or sell a security for his or her personal account over which he or she has a Beneficial Interest.

"PRIVATE PLACEMENT" - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

"REGISTERED PRINCIPAL OR REGISTERED REPRESENTATIVE" - an Employee who is registered as such with a member firm of the Financial Industry Regulatory Authority, or FINRA.

"RELATED POLICIES" - Such policies as Legal/Compliance from time to time determines are related to the conduct standards of this Code, including but not limited to the following MacKay policies: Insider Trading Policy and Procedures; Information Barrier Policy and Procedures; Restricted List; Watch List; Gifts and Entertainment; Policy on Anti-Corruption in International Business Transactions; Employee Personal Political Contributions and Activities Policy and Procedures; Information Security and Privacy Policy; Policy on Selective Disclosure of Mutual Fund Portfolio Holdings; and CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts).

"RESTRICTED LIST" - a listing of securities maintained by Legal/Compliance in which trading by Employees is generally prohibited.

"SCALPING" - buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a Client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

"SUPERVISED PERSON" - any officer, director (or other person occupying a similar status or performing similar functions) and Employee, as well as any other persons who provide advice on behalf of MacKay and are subject to MacKay's supervision and control; provided that any member of MacKay's Board of Managers who is an employee of New York Life Insurance Company or New York Life


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Investment Management LLC shall not be considered a Supervised Person, as these individuals are subject to the requirements of their respective business entity's Code of Ethics.

"WATCH LIST" - a listing of securities maintained by Legal/Compliance in which trading by Employees is generally prohibited.

3.    PERSONAL INVESTING ACTIVITIES - RESTRICTIONS AND MONITORING PROCEDURES

3.1   PRECLEARANCE OF TRADES

3.1.1 Generally

Preclearance of personal securities transactions allows MacKay to prevent certain trades that may conflict with Client trading activities. To help prevent Front Running, Scalping, and other trading abuses and actual or potential conflicts of interest, no Employee of MacKay (or account in which an Employee has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of Legal/Compliance (except pursuant to the exceptions in Section 3.2 below).

3.1.2 Requests for Preclearance of Trades

Each Employee shall submit a trade request between the hours of 8:00 and 11:00 AM using MacKay's automated personal trading system (http://mscch/itrade/itrade.asp) before placing an order for any transaction in Covered Securities in any account in which the Employee has Beneficial Ownership. The system allows Legal/Compliance to efficiently monitor personal trading activities and will be periodically tested. The trade request shall be in substantially the form of EXHIBIT C. Upon submitting a trade request through the automated personal trading system, employees will receive immediate notification whether the trade request was approved or denied by Legal/Compliance.

Any approval received is effective, unless revoked, only for the Day that the request was submitted and ultimately approved; provided, however, that in the case of foreign securities, the authorization is effective, unless revoked, for a period of twenty-four (24) hours. If the transaction is not executed on that same Day (or within such twenty-four (24) hour period), a new request must be filed and another authorization must be obtained.

3.2   EXCEPTIONS TO TRADE PRECLEARANCE REQUIREMENTS

3.2.1 Preclearance is not required with respect to any of the following transactions:

      -     in Discretionary Managed Accounts;
      - by employees of the New York Life Insurance Company or New York Life Investment Management LLC who are members of the Board of Managers of MacKay who do not have access to information about MacKay's purchases and sales of securities;
      - that are non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts,


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            inheritances, and margin/maintenance calls (where the securities to be sold are not directed by the covered person);
      -     automatic purchases under DRIPs, ESPPs or similar accounts;
      - transactions in ETFs representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF's;
      -     in securities that are Excepted Securities;
      -     in shares of Affiliated Funds; or
      - in government-sponsored enterprises fixed income securities (FNMA, FHLMC).

3.2.2 In addition, authorization given for initial and subsequent purchases or sales of DRIPS or ESPP will not be subject to the one day authorization provision since transactions in these programs usually take place on a periodic pre-determined basis.

3.3   RESTRICTED AND WATCH LISTS

No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the General Counsel or CCO. Securities on the Watch List are dealt with on a case-by-case basis by the General Counsel or CCO.

3.4   FRONT RUNNING AND SCALPING

Notwithstanding anything expressly stated in the Code, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a Client.

3.5   MAXIMUM TRADES AND TRADE REQUESTS PER QUARTER

An Employee may execute a maximum of fifty (50) trades per calendar quarter. There is currently no maximum limitation on the number of trade requests that an Employee may submit per calendar quarter. The Code grants the General Counsel or CCO the power to impose a further limitation on any Employee with respect to the number of trades or number of requests if it is believed to be in the best interest of the Company or its Clients.

3.6   TRADING / BLACK-OUT PERIODS

3.6.1 No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) that MacKay is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client;

3.6.2 No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) on a day when there is a Pending Buy or Sell Order in that security for a Client until such order is executed or withdrawn.

3.6.3 No Employee may acquire or dispose of Beneficial Ownership in a Covered Security (other than an Excepted Security) if any purchase or sale of such security has been made for a Client account in the prior seven calendar days or can reasonably be anticipated for a Client account in the next seven calendar days.

3.7   CONSIDERATIONS AND EXCEPTIONS TO TRADING/BLACKOUT PERIOD

3.7.1 In evaluating whether any purchase or sale of such securities can "reasonably be anticipated for a Client account in the next seven calendar days", the following factors shall be considered:

         - Whether the Employee transacted in a type or specific security in which his or her product area has invested or may invest;

         - Whether there were changed circumstances involving the market, the type or the specific security or the Client's account;

         - Whether the Employee was aware of any information concerning an actual or contemplated investment in that same security by MacKay for any Client account; and

         - Whether the Client account was managed by the Employee's product area.

3.7.2 Exceptions may be granted to the blackout period set forth in paragraph
      3.6.3 above in the event that the contemplated transaction involves:

      - 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion;

      - the smaller of 500 shares or less in the aggregate or less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

      -     investment grade debt instruments of less than $100,000 par value.

3.8      USE OF BROKERAGE FOR PERSONAL OR FAMILY BENEFIT

No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through MacKay's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of MacKay or any Employee's influence (implied or stated) with MacKay.

3.9   INITIAL PUBLIC OFFERINGS

No Employee may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the General Counsel or CCO.

3.10  PRIVATE PLACEMENTS

No Employee may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the General Counsel or CCO. Any Employee who has obtained prior approval and made an investment in a Private Placement must disclose that investment if that Employee plays a part in any subsequent consideration of an investment in the issuer on behalf of Client accounts. Under such circumstances, MacKay's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

3.11  SHORT-TERM TRADING/SIXTY DAY HOLDING PERIOD

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange) the same (or equivalent) Covered Security within sixty (60) calendar days. The 60-day holding period is measured from the time of the most recent trade of shares of the relevant Covered Security by the Employee. Exceptions may be made in cases of death or disability, or under other special circumstances if approved in advance by the General Counsel or CCO.

Notwithstanding the above, an Employee who receives a grant of options through an Employee Stock Option Plan, who chooses to exercise those options in a Cashless Exercise, will be allowed an exception from the sixty-day holding period, so long as such transactions are precleared as required under Section 3.1.

3.12  OTHER EXCEPTIONS

The restrictions with respect to: Section 3.3 Restricted List, Sections 3.6 Trading/Black-out Periods, and Section 3.11 Short-term trading do not apply to the following transactions:

      -     in Discretionary Managed Accounts;

      - by employees of New York Life Insurance Company or New York Life Investment Management LLC who are members of the Board of Managers of MacKay, who do not have access to information about MacKay's purchases and sales of securities;

      - that are non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro-rata distributions to all holders of a class of securities, gifts, inheritances, and margin/maintenance calls (where the securities to be sold are not directed by the covered person);

      -     automatic purchases under DRIPs, ESPPs or similar accounts;

      - any transactions in ETFs representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF's;

      -     in securities that are Excepted Securities;

      - purchases or sales with respect to Affiliated Fund shares of a taxable or tax-exempt money market fund;

      - futures and forward contracts on direct obligations of the government of the United States, a market index consisting of a minimum of 30 securities, commodity and currency

      - sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

      - in government-sponsored enterprises fixed income securities (FNMA, FHLMC); or

      - in municipal auction rate securities ("ARS") with short-term coupon resets (e.g. 7 day) and closed-end municipal auction rate "Preferred" shares.

3.13  AFFILIATED FUND SHARES

The following provisions apply to all Affiliated Fund Shares held by an Employee, including, but not limited to, shares owned through a 401(k) plan or similar account, or through a variable insurance product.

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same Affiliated Fund of which such Employee has a Beneficial Ownership interest within sixty (60) days. The 60-day holding period is measured from the time of the most recent trade of shares of the relevant Affiliated Fund by the Employee. Waivers of this requirement may be granted in cases of death or disability, or under other special circumstances by the General Counsel or CCO. None of the above-specified restrictions on short-term trading in Affiliated Fund shares shall apply to the following transactions:

      - Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or Discretionary Managed Accounts);

      - Purchases or sales that are non-volitional on the part of the Employee;

      - Purchases that are effected as part of an automatic DRIP, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an ESPP, or other automatic stock purchase plans or programs;

      - Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs; or

      - Purchases or sales with respect to Affiliated Fund Shares of a taxable or tax-exempt money market fund.

3.14  PRECLEARANCE OF ACCOUNTS

No Employee may open an account with any broker, dealer or bank that will hold Covered Securities of which the Employee has a direct or indirect Beneficial Ownership interest without the prior written approval of Legal/Compliance. Requests to open such accounts shall be made in substantially the form of EXHIBIT D.

With respect to any accounts holding Covered Securities in which an Employee has a direct or indirect Beneficial Ownership interest, each Employee who is a Supervised Person may only use a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that complies with the electronic transmission requirements set forth in Section 4.6, below.

4.    RECORDKEEPING AND REPORTING REQUIREMENTS

4.1   PRIVACY STATEMENT

MacKay recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. MacKay's Legal/Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review by Legal/Compliance and the Compliance Committee provided in the Code or forms thereunder and review by the SEC and other regulators and to the extent necessary to provide required reports to clients and their representatives.

4.2   INITIAL HOLDINGS AND ACCOUNT REPORTS

At the time of becoming an Employee, but in no case later than 10 days from the Employment Date, every new Employee shall submit to Legal/Compliance, a report in substantially the form of EXHIBIT E, disclosing every Covered Security and Affiliated Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. The holdings information must be current as of a date no more than 45 days prior to the Employment Date.

At the same time, new Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held, in a report in substantially the form of EXHIBIT F. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Employee must certify, in a report substantially in the form of EXHIBIT G, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein. Within 30 days of their Employment Date, new Employees are required to move such accounts holding Covered Securities to a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that complies with the electronic transmission requirements set forth in Section 4.6, below.

Additionally, each new Employee shall file a report in substantially the form of EXHIBIT H, indicating that the Employee has received, read, understood and will comply with the Code and the Related Policies.

4.3   QUARTERLY TRANSACTIONS AND ACCOUNT REPORTS

Every Employee shall file with Legal/Compliance a report within 30 calendar days following the end of each calendar quarter reflecting all transactions in any Covered Security and Affiliated Fund Legal/Compliance receives information on transactions in certain Affiliated Fund Shares held through the Company's 401(k) plan directly from the Company's 401(k) plan administrators. Therefore, reporting relating to these transactions need not be provided directly from the Employee. in which an Employee has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must confirm that there were no such transactions in the applicable calendar quarter. Such report shall be in substantially the form of EXHIBIT I.

At the same time, Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held, in a report in substantially the form of EXHIBIT F. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Employee must certify, in a report substantially in the form of EXHIBIT G, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein.

4.4   ANNUAL REPORTING

At the end of each calendar year, but in no case later than January 30th of the following year, every Employee shall submit to Legal/Compliance, a report disclosing every Covered Security and Affiliated Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of year-end. The report shall be substantially in the form of EXHIBIT E. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the Employee has any Beneficial Ownership interest are held. The report shall be substantially in the form of EXHIBIT F. In the event such accounts include Discretionary Managed Accounts, the Employee shall also include a certification substantially in the form of EXHIBIT G.

In addition, each Employee shall file annually substantially in the form of EXHIBIT J a certification indicating that the Employee has received, read, understood and complied with the Code and the Related Policies.

4.5   ELECTRONIC REPORTING AND CERTIFICATIONS

With advance notice from Legal/Compliance, reports and certifications required to be filed by an Employee shall be made between the hours of 8:00 and 11:00 AM using MacKay's automated personal trading system (http://mscch/itrade/itrade.asp). In the event that such automated system is unavailable, Employees will be advised to use the paper forms of reports as provided as Exhibits to this Code.

________________________
2 Legal/Compliance receives information on transactions in certain Affiliated Fund Shares held through the Company's 401(k) plan directly from the Company's 401(k) plan administrators. Therefore, reporting relating to these transactions need not be provided directly from the Employee.

4.6   DUPLICATE CONFIRMATIONS

Each Employee shall provide Legal/Compliance with sufficient information in EXHIBIT F so that Legal/Compliance can arrange for prompt filing by the broker, dealer and bank (where the bank account is used substantially as a brokerage account) with the CCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to MacKay at the applicable address listed in EXHIBIT K hereto.

With respect to any accounts holding Covered Securities as to which the Employee has any Beneficial Ownership interest, each Supervised Person may only use a broker, dealer or bank (the last only with respect to bank accounts used substantially as brokerage accounts) that will electronically transmit duplicate monthly statements and trade confirmations to MacKay's automated personal trading system. This requirement does not apply to:

             -   Discretionary Managed Accounts
             -   401k accounts
             -   DRIPs
             -   ESPPs

4.7   REPORTING OF CODE VIOLATIONS

Each Employee shall promptly notify the General Counsel or CCO of any violation of the Code.

4.8   RECORDKEEPING

MacKay is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in which its Employees have direct or indirect Beneficial Ownership.

Legal/Compliance must maintain all records relating to compliance with the Code, such as preclearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and preclearance records, records of violations and any actions taken as a result thereof, written acknowledgements, and the names of Employees for a minimum period of five years. Acknowledgements of the Code will be maintained for five years after the individual ceases to be an Employee.

5.    ADMINISTRATION

5.1   MUTUAL FUND CODES OF ETHICS

Certain Employees may owe a specific duty of care to each mutual fund Client based on the Employee's status as an Access Person of that mutual fund. It has been determined that each Employee's compliance with the Company's Code will also satisfy the requirements of Rule 17j-1 of the Investment Company Act as well as any mutual fund that the Company currently advises or sub-advises.

5.2   SANCTIONS

Upon discovering a violation of the Code, MacKay shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict. Following those corrective efforts, the CCO, in consultation with the General Counsel, may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. These sanctions may include, among others, oral or written admonishments, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal trading privileges, adverse employment action, adverse compensation action and employment suspension or termination. It is important to note that violations of the Code may occur without employee fault (e.g., despite preclearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary.

Factors to be considered during any review of circumstances underlying a violation may include but are not limited to:

      - Whether the act or omission was intentional or volitional; - Whether mitigating or aggravating factors existed;

      -     The person's history of prior violations of Company policy;

      - The person's cooperation, acknowledgement of transgression and demonstrable remorse;

      -     The person's position and responsibilities within the Company;

      - Whether the employee is deemed to be an Access Person, Advisory Person or Investment Personnel of a mutual fund as defined by Rule 17j-1 of the Investment Company Act;

      - Whether the person transacted in the same security in which his/her product area has invested or could invest;

      - Whether the person was aware of any information concerning an actual or contemplated investment in that same security for any Client account;

      - Whether the Client account was managed by the Employee's product area; and

      - Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the client transaction in question was effected.

5.3   MONITORING AND REVIEW

Legal/Compliance, using automated systems and other methods, conducts reviews of all personal securities transactions and holdings reports with a view towards determining whether Employees have complied with all provisions of the Code. Legal/Compliance is responsible for developing and maintaining more detailed standard operating procedures around daily monitoring to detect and prevent violations of this Code.

The General Counsel or CCO will undertake a quarterly review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in a quarterly summary report to MacKay's Compliance Committee. The report shall specify any related concerns and recommendations and be accompanied by appropriate exhibits.

5.4   ACKNOWLEDGMENT AND TRAINING

Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of EXHIBIT H and EXHIBIT J, as applicable, that he or she has read and understood, is subject to and has complied with the Code and the Related Policies. Each Employee must attend a Code of Ethics training session conducted by Legal/Compliance within a reasonable time period upon becoming an Employee. Legal/Compliance is available to all Employees at all times for questions as to the application of this Code.

5.5   EXCEPTIONS

The General Counsel or CCO may grant written exceptions to provisions of the Code in circumstances that present special hardship or special situations determined not to present potential harm to Clients or conflict with the spirit and intent of the Code. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception.

                                             EXHIBITS

EXHIBIT A  Conflicts of Interest Questionnaire

EXHIBIT B  Conflicts of Interest Quarterly Certification

EXHIBIT C  Personal Securities Trading Preclearance Request Form

EXHIBIT D  Account Preclearance Request Form

EXHIBIT E   Employee Initial/Annual Securities Holdings Report and Certification

EXHIBIT F  Brokerage Account Certification Form

EXHIBIT G  Discretionary Managed Account Certification

EXHIBIT H  Acknowledgement of Receipt of the Code of Ethics and Related Policies

EXHIBIT I  Quarterly Transactions Report

EXHIBIT  J Annual Certification of Compliance With the Code of Ethics
           and Related Policies

EXHIBIT K  Address for Duplicate Confirmations and Statements

                                   EXHIBIT A

                      CONFLICTS OF INTEREST QUESTIONNAIRE

                                        NAME:____________________________

                                        TITLE:___________________________



1. Please list any officership, directorship, trusteeship or material employment that you (or any member of your Immediate Family, For the purposes of this Questionnaire, "Immediate Family" means any of the following relatives: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes: (i) any member of your household;
      (ii) any unrelated individual whose investments are controlled and whose financial support is materially contributed to by you; and (iii) "significant others". hold in any corporations, associations, charitable or religious organizations, schools, partnerships or companies (including, without limitation, any publicly traded companies) or in any affiliates of MacKay Shields LLC (the " Company"). If you do not have any, please insert "NONE" below.

2.    (a)   Please list any material financial interest (that is, to your knowledge an ownership interest equal to or greater than 1% of such entity or 10% of your (or your Immediate Family member's) total net worth (hereinafter referred to as a "Material Interest") you (or any such Immediate Family member) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Company or its affiliates. If you do not have any, please insert "NONE" below.

      (b) Please list any Material Interest you (or member of your Immediate Family) may have in any business unit which you know is doing business with the Company or its affiliates, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

3. Please list any Material Interest you (or member of your Immediate Family) may have in any corporations, associations, partnerships or companies. If you do not have any, please insert "NONE" below.

4. Please list the names (not amount of the holdings) of any corporations, associations, partnerships or companies in which you (or any member of your Immediate Family) have a Material Interest and in which, to your

_____________________
3 For the purposes of this Questionnaire, "Immediate Family" means any of the following relatives: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes: (i) any member of your household; (ii) any unrelated individual whose investments are controlled and whose financial support is materially contributed to by you; and (iii) "significant others".

      knowledge, the Company or its affiliates or clients has an investment. If you do not have any, please insert "NONE" below.

5. Please list the names of any corporations, associations, partnerships, companies or business units in the following categories in which you (or any member of your Immediate Family) may have a Material Interest. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

      (a) Any investment advisor, investment banking firm, brokerage firm or other business unit other than affiliates. (Do not include brokerage or similar accounts or investments in mutual funds.)

      (b) Any company in which to your knowledge the Company or a client or an affiliate has an investment.

      (c) Any company, other than affiliates, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products (including any life insurance or health insurance agency, brokerage or insurance consultant firm). Do not include interests in policies, annuities or health insurance contracts.

      (d) Any mortgage loan correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate mortgages. (Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.)

6. Please list (i) the names of any business firms in which you (or a member of your Immediate Family) have a Material Interest and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Company, its affiliates or the Company's employees, officers or members of its board of directors and (ii) any of your (or your dependent relative's) financial liabilities, including with respect to real estate to the Company, its affiliates or the Company's employees, officers or members of its board of directors. If you do not have any, please insert NONE below.

7. Please list or summarize any financial interest you (or any member of your Immediate Family), have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Company. If you do not have any, please insert "NONE" below.

8. Please list the names of any member of your Immediate Family who are employed or affiliated with a broker-dealer firm, including a description of their position and the name of the broker-dealer, and whether the individual of her/her department provides any services to the Company. In addition, please indicate whether the individual is a "registered representative" of such broker-dealer.

9. The undersigned has complied with and will comply with the "Employee Personal Political Contributions and Activities Policy and Procedures" and has obtained the requisite pre-clearance before making any political contribution in a covered jurisdiction and has disclosed or reported all information required to be disclosed or reported pursuant to the Policy.

If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of Ethics, the undersigned hereby undertakes promptly to file with the General Counsel an appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.


Date:_______________________            ________________________________
                                        (Signature)

                                        _________________________________
                                        (Name)

                                        _________________________________
                                        (Title)

If any of the spaces allocated above are insufficient, please attach a complete list following this signature page.

                                   EXHIBIT B

                 CONFLICTS OF INTEREST QUARTERLY CERTIFICATION

      In connection with any purchases or sales of securities for clients during the quarter, I disclosed to MacKay Shields LLC any material interests in my personal securities which might reasonably have been expected to involve a conflict with the interests of clients.

      The names and affiliations of my Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by me and who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities or knowledge of MacKay Shields' personnel in the discharge of their duties are as follows:



---------------------------------------  ---------------------------------------
                  Names                                    Affiliations
                  -----                                    ------------
---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

Date:                                    Signature:
     ----------------------------------            ------------------------

                                   EXHIBIT C

           PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM


NAME:

-     Trades must be made on the same day that approval is received.

- On small cap or illiquid securities where extra time is needed, advance approval by the General Counsel or Chief Compliance Officer is required.

---------- ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----
             BROKERAGE                        NAME OF       # OF SHRS, PRINCIPAL     APPROX     SYMBOL OR    PURCHASE (P)
  NOTES        ACCOUNT      SECURITY TYPE     SECURITY          AMOUNT, ETC.          PRICE      CUSIP #       SALE (S)       N
---------- ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

           ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

           ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

           ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

           ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

           ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

---------- ---------------- -------------- ---------------- ---------------------- ------------ ----------- ---------------- ----

THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:


      a) he/she has no insider information relating to the above referenced issuer(s);

      b) there is no conflict of interest in these transactions with respect to client portfolios (IF A CONFLICT OF INTEREST EXIST, PLEASE CONTACT THE LEGAL/COMPLIANCE DEPARTMENT IMMEDIATELY.); and these securities are not initial public offerings or private placements.

                                   EXHIBIT D

                      ACCOUNT PRECLEARANCE REQUEST FORM

NAME: ____________________________

General Counsel/Chief Compliance Officer:

Initials: ____________________________

APPROVED         [_]      ________________________

DISAPPROVED      [_]      ________________________

Broker, Dealer or Bank:

         Name of Firm: _________________________________

         Address:      _________________________________

      Name on Account:      _____________________________

Relationship to Employee:   _____________________________

                                   EXHIBIT E

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

                              AS OF DATE: _/_/20__

EMPLOYEE LAST NAME, FIRST (TELEPHONE EXT.)

TICKER     SECURITY TYPE CODE     CUSIP   SECURITY NAME               QUANTITY
--------------------------------------------------------------------------------


Brokerage Account: Employee First and Last Name Account Number: ( )


--------------------------------------------------------------------------------
I certify that the Reportable Securities listed above (including "Reportable Funds", that is mutual funds advised by MacKay Shields or an affiliate) are the only such securities in which I have a direct or indirect Beneficial Interest.


                 SIGNATURE                               DATE

        _________________________               _________________________

                                   EXHIBIT F
                                   ---------


                   BROKERAGE ACCOUNT CERTIFICATION STATEMENT
                   -----------------------------------------

EMPLOYEE LAST NAME, FIRST (TELEPHONE EXT.)

ACCOUNT NUMBER     ACCOUNT NAME             BROKER NAME         INITIATED DATE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
I certify that the above reflects all accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed with respect to Reportable Securities in which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Mutual Fund accounts, automatic investment plans and dividend reinvestment plans).


                 SIGNATURE                               DATE

        ________________________                ________________________

                                   EXHIBIT G

                  DISCRETIONARY MANAGED ACCOUNTS CERTIFICATION

I hereby certify that during the reporting period I have had no influence or control over any investment decisions made in my discretionary managed account(s) and that the account is solely managed by a Registered Investment Adviser ("RIA") or employee of a RIA.

                                        _____________________________
                                                   Signature

                                        _____________________________
                                                   Name

                                        _____________________________
                                                   Position


__________________________

          Date

__________________________

         Account Name

__________________________

         Account Number

                                   EXHIBIT H

     ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND RELATED POLICIES

The undersigned hereby certifies that:

(i) The undersigned has received and reviewed a copy of MacKay Shields LLC Code of Ethics and the Related Policies, which Related Policies currently include the following:

      -     Gifts and Entertainment;

      -     Information Barrier Policy and Procedures;

      -     Information Security and Privacy Policy;

      -     Insider Trading Policy and Procedures;

      -     Policy on Anti-Corruption in International Business Transactions;

      - Employee Personal Political Contributions and Activities Policy and Procedures;

      -     Policy on Selective Disclosure of Mutual Fund Portfolio Holdings;

      -     Restricted List;

      -     Watch List;

      - CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts)

(ii) The undersigned understands the requirements contained therein and recognizes that the undersigned is subject to the Code of Ethics and Related Policies; and

(ii) The undersigned has complied with and will comply with the Code of Ethics and Related Policies and has disclosed or reported all information required to be disclosed or reported pursuant to the Code of Ethics and the Related Policies.

(iii) The undersigned authorizes MacKay to furnish the information contained in any report filed by the individual to such federal and state agencies and to the Trustees/Directors of any mutual fund to which MacKay is the investment manager, investment adviser or sub-adviser and to clients and their representatives and as may be required or requested by law or applicable rules and regulations, on the understanding that, except for the foregoing and such requirements, the information contained in such reports shall be treated as confidential and disclosed to no one outside of MacKay without the consent of the individual submitting the report.

                                        ________________________________________
                                                         Signature

                                        ________________________________________
                                                         Print Name

                                        ________________________________________
                                                         Date

                                   EXHIBIT I
                                   ---------

                         QUARTERLY TRANSACTIONS REPORT
                         -----------------------------

EMPLOYEE LAST NAME, FIRST (TELEPHONE EXT.)

TRANS. TYPE    TICKER     SECURITY NAME       TRADE DATE       QUANTITY   PRICE
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

Account Number:                          Broker:
                 ----------------------          -------------------------------

--------------------------------------------------------------------------------
I certify that the above represents all transactions in Reportable Securities of which I have a direct or indirect Beneficial Interest except for transactions in Reportable Funds sponsored by an affiliate of New York Life Insurance Company and held in MacKay Shields' 401(k) plan.

*Reportable Securities are almost every type of investment, including private placements and hedge funds. However, Reportable Securities do not include direct obligations of the U.S. Government, bank CDs and mutual funds not affiliated with MacKay Shields - see definition in the Personal Investment Policy for the complete description. Note also that no information need be provided for securities held in an account over which you have no direct or indirect influence or control. Some examples include discretionary management accounts, automatic investment plans and dividend investment plans and dividend reinvestment plans.


                 SIGNATURE                              DATE

        _______________________                 _______________________

                                   EXHIBIT J

          ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS AND RELATED POLICIES

I hereby certify that I have received and reviewed a copy of the MacKay Shields LLC Code of Ethics and the Related Policies, which Related Policies currently include the following:

      -     Gifts and Entertainment;

      -     Information Barrier Policy and Procedures;

      -     Information Security and Privacy Policy;

      -     Insider Trading Policy and Procedures;

      - Policy on Anti-Corruption in International Business Transactions; - Employee Personal Political Contributions and Activities Policy and Procedures;

      -     Policy on Selective Disclosure of Mutual Fund Portfolio Holdings;

      -     Restricted List;

      -     Watch List;

      - CFA Code of Ethics and Standards of Professional Conduct (with respect to Employees who are Chartered Financial Analysts).

I further certify that I am subject to the Code of Ethics and the Related Policies and have complied with all the requirements set forth therein.

                                        ________________________________________
                                                         Signature

                                        ________________________________________
                                                         Print Name


                                        ________________________________________
                                                         Date

                                   EXHIBIT K

               ADDRESS FOR DUPLICATE CONFIRMATIONS AND STATEMENTS

                               Chief Compliance Officer
                               MacKay Shields LLC
                               9 West 57th Street
                               New York, NY 10019